UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2019

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane Dallas, Texas		75231
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

In connection with the Offering described in Item 8.01 below, Kosmos Energy Ltd. (the “Company”) will issue a conditional notice of redemption with respect to all $525 million principal amount outstanding of its 7.875% Senior Secured Notes due 2021 (the “Notes”) originally issued on August 1, 2014 with additional notes issued on April 10, 2015. Redemption of the Notes will occur on April 15, 2019 and the redemption is conditioned upon the closing of the Offering. The redemption price will be as provided in the Indenture governing the Notes dated August 1, 2014 and will be equal to 100% of the principal amount plus a premium calculated in accordance with the Indenture as of the date of redemption, and accrued and unpaid interest, if any, to, but excluding, such date.

The Company provided pro forma net income (loss) of $(43.57) million and pro forma EBITDAX of $984.5 million for the year ended December 31, 2018, in each case giving effect to the acquisition of the Deep Gulf Energy companies and related financing transactions as if such transactions occurred on January 1, 2019. Please refer to the Company's Current Report on form 8-K/A filed on March 13, 2019 for additional information. See below for a reconciliation of pro forma EBITDAX to net income (loss), being the closest U.S. GAAP metric, for the year ended December 31, 2018.

Pro Forma
Year Ended December 31,
2018
(in thousands)
Net income (loss)	$(43,570)
Exploration expenses	352,696
Facilities insurance modifications, net	6,955
Depletion and depreciation	618,392
Equity-based compensation	38,367
Derivatives, net	13,576
Cash settlements on commodity derivatives	(161,331)
Inventory impairment and other	3,289
Disputed charges and related costs	(9,753)
Gain on sale of assets	(7,671)
Loss on equity method investment – Kosmos BP Senegal Limited	—
Gain on equity method investment – KTIPI	(72,881)
Interest and other financing costs, net	131,017
Income tax expense (benefit)	115,605
EBITDAX	$984,511

In connection with the Offering described in Item 8.01 below, the Company provided the foregoing information and accordingly is furnishing such information hereby for purposes of compliance with Regulation FD. The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 8.01	Other Events.

On March 14, 2019, the Company, issued a press release announcing that it intends to commence an offering of $600 million aggregate principal amount of senior notes due 2026 (the “Offering”). The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

The press release was issued pursuant to, and in accordance with, Rule 135c under the Securities Act of 1933 (as amended), and it is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations, or of preliminary results of past performance which are yet to be finalized. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s other filings with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Other Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 14, 2019

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary

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